Exhibit 10.1

Officer Name: John G. Bruno

Officer Title: President and Chief Operating Officer

Employee No.: 50570264

Resignation Date: August 31, 2025

General Release and Non-Competition Agreement

Date provided to Officer: August 14, 2025

In consideration of John G. Bruno’s (“I” or “Bruno”) pivotal role in the conception and execution of Xerox Corporation’s (“Xerox” or the “Company”) Reinvention and the importance of Bruno’s continued involvement to the success of the initiative going forward, the Company has determined it to be in Xerox’s best interest to modify Bruno’s Restricted Stock Unit award agreements (“RSUs”) outstanding as of Bruno’s August 31, 2025 voluntary resignation of employment as Xerox’s President and Chief Operating Officer (the “Resignation Date”) to provide for the continued vesting of all outstanding RSU award agreements through their final vesting dates. Such continuation of vesting shall be contingent upon Bruno’s execution of this General Release and Non-Competition Agreement (“Agreement” or “Release”) as well as his ongoing service as a member of the Board of Directors of Xerox Holdings Corporation and Xerox Corporation and, effective upon the Resignation Date, Bruno’s commencement as Chair and member of the Board’s Integration Committee. In consideration of the covenants and other promises made herein, including the continued equity vesting benefits provided hereunder as set forth in Exhibit A (collectively the “Resignation Benefits”), which will be in lieu of any other compensation that Bruno would otherwise receive as a member of the Board or as the Chair and member of the Integration Committee following the Resignation Date, I, John Bruno, hereby agree as follows with respect to my Resignation from employment with Xerox on August 31, 2025:

1.

I release Xerox from all the claims described in this General Release and Non-Competition Agreement. For purposes of this General Release, “Xerox” or the “Company” refers to Xerox Corporation, Xerox Holdings Corporation, and their affiliates, and for purposes of the Agreement’s release and non-disparagement provisions, includes Xerox’s employees, directors, officers, agents, stockholders, subsidiaries, affiliates, successors, assigns, and the Xerox employee benefit plans in which I either am now or have been a participant, and the trustees, administrators, successors, agents and assigns of those plans.

2.

I release Xerox from any and all claims, other than the Resignation Benefits, even if I do not know about the claim at this time, based on anything that has occurred prior to the Resignation Date. For example, I release Xerox from any claims based on all laws, including but not limited to the following (all laws as currently amended):

Age Discrimination in Employment Act of 1967 (ADEA) (which prohibits discrimination on the basis of age)	Equal Pay Act of 1963

Older Workers’ Benefit Protection Act of 1990 (OWBPA)	Fair Labor Standards Act of 1938

Title VII of the Civil Rights Act of 1964	Employee Retirement Income Security Act of 1974 (ERISA), other than my right to receive any accrued benefit to which I am entitled under a Xerox ERISA plan, in accordance with the terms of such plan

Civil Rights Acts of 1866, 1870, 1871 and 1991	Worker Adjustment and Retraining Notification Act of 1989

Americans with Disabilities Act of 1990	Uniformed Services Reemployment Rights Act of 1994

Rehabilitation Act of 1973	Vietnam Era Veteran’s Readjustment Assistance Act of 1974

Family and Medical Leave Act of 1993

3.

I also release Xerox from any existing or potential claims based on the laws of the states where I am employed and reside, such as state fair employment practice and wage laws or any other law, regulations or collective agreements concerning employment. I release Xerox from all claims arising out of the offer of employment to me by Xerox, the hiring of me by Xerox, my compensation, any employment contract between Xerox and me, and any promises made by Xerox regarding future employment, in each case, other than the Resignation Benefits. I also release Xerox from all claims for punitive or compensatory damages, costs or attorney’s fees. For the avoidance of doubt, I am not releasing any claims to the Resignation Benefits. I also agree that I will not bring or participate in any class, collective, or representative action, as a plaintiff or class member, against Xerox which asserts, in whole or in part, any claims(s) which arose through the date I sign this Agreement, whether or not such claims are specifically covered by this Agreement. I further agree that if I am included within any class, collective, or representative action I will take all necessary steps to opt-out of the action or refrain from opting in. Notwithstanding the foregoing, I do not surrender my right to participate in a legal action where my interest arises solely by virtue of my status as a Xerox shareholder.

4.

I understand and agree that this General Release and Xerox’s agreement to provide the Resignation Benefits to me should not be construed, in any way, as an admission by Xerox of any wrongdoing or liability to me.

5.

I understand that nothing contained in this General Release limits my ability to file a charge or complaint with any state or federal government agency about potential violations of laws or regulations, including but not limited to the Securities and Exchange Commission and the EEOC or a comparable state or local agency. I further understand that this General Release does not limit my ability to communicate with any governmental agency or otherwise participate in any investigation or proceeding that may be conducted by any governmental agency, including providing documents or other information, without notice to Xerox. This General Release does not limit my right to receive an award for information provided to any federal governmental agency related to a possible violation of the federal securities or occupational safety laws; however, I agree to waive my right to recover monetary damages in any charge or complaint filed by me, or lawsuit filed by anyone else on my behalf, related to any other violation of law or regulation. Notwithstanding any provision of this Agreement to the contrary, I do not release, and this Agreement does not cause me to release: (i) any rights to indemnification or advancement pursuant to any Indemnification Agreement Xerox and I have mutually executed, applicable law, the bylaws of Xerox or any applicable directors’ and officers’ insurance;(ii) any of my rights as a shareholder; and (iii) my rights under the Agreement. I acknowledge and confirm that I continue to be bound by the terms of the Mutual Arbitration Agreement for Current Employees, effective May 15, 2023 (the “MAA”).

6.

Except as provided in paragraph 5 above and the MAA, I agree and covenant not to file any suit, charge or complaint against Xerox in any court with regard to any of the claims released in paragraphs 2 and 3. I further represent that no such claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to my employment with Xerox. Notwithstanding the foregoing, this General Release does not prohibit me from challenging or seeking a determination in good faith of the validity of this General Release under the Age Discrimination Employment Act and does not impose any condition precedent, penalty, or other limitation for doing so unless specifically authorized by federal law.

7.	Xerox advises me as follows:

•	TO CONSULT WITH AN ATTORNEY OF MY CHOOSING TO COUNSEL ME AS TO MY RIGHTS BEFORE I SIGN THIS GENERAL RELEASE;

•

TO TAKE SUFFICIENT TIME TO DECIDE WHETHER TO SIGN THIS GENERAL RELEASE. I HAVE AT LEAST 21 DAYS FROM THE DATE THIS GENERAL RELEASE IS PROVIDED TO ME TO CONSIDER IT BEFORE I SIGN AND RETURN IT TO XEROX;

•	THAT EVEN AFTER I SIGN AND RETURN THIS RELEASE TO XEROX, I WILL HAVE 15 DAYS THEREAFTER TO CHANGE MY MIND AND REVOKE MY RELEASE BY ASKING XEROX FOR ITS RETURN.

8.

I understand and agree that this General Release waives all claims I may have at the time I sign it, including claims I do not then know about or suspect. I further understand and acknowledge that California Civil Code, Section 1542 provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOROR RELEASING PARTY DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE GENERAL RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” I waive any rights I may have under that Code section, if applicable, or any other similar state or federal statute or common law principle of similar effect.

NON-COMPETITION WITH XEROX BUSINESS

9.

In order to settle existing or potential claims regarding any non-compete undertaking I understand and agree that this agreement supersedes all prior agreements or understandings, written or oral, between Xerox and me. I commit that, for a period of twenty-four (24) months from the Resignation Date and during such period (the “Restricted Period”), I will not, directly or indirectly, solicit persons or companies that have been customers of Xerox during the twelve (12) months prior to the Resignation Date to: (i) establish commercial relationships concerning products or services that compete with those manufactured or marketed by Xerox as of the Resignation Date; or (ii) solicit, induce or encourage such customers to reduce or terminate their established business relationships with Xerox.

NON-SOLICITATION OF EMPLOYEES

10.

During the Restricted Period, I will not, individually or on behalf of any third party, solicit for hire, induce, recruit, encourage to terminate employment with Xerox, or hire, any person who is a current employee of Xerox at any time during the Restricted Period or who was an employee of Xerox during the six (6)-month period prior to the Resignation Date.

COOPERATION OBLIGATIONS

11.

For a period of thirty-six (36) months from the Resignation Date, I agree that, without additional compensation (other than reimbursement for reasonable out-of-pocket expenses), I will cooperate with Xerox during the course of all proceedings arising out of Xerox’s business about which I have knowledge or information. For purposes of this Agreement, (a) “proceedings” includes internal investigations, administrative investigations, or court or arbitration proceedings, and lawsuits (including pre-trial discovery and trial testimony) and (b) “cooperate” includes (i) being reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by Xerox, (ii) providing any and all documents in my possession that relate to the proceeding, and (iii) providing assistance in locating any and all relevant notes and/or documents relevant to any proceedings.

NON-DISPARAGEMENT OBLIGATIONS

12.	Both parties agree that neither party will intentionally make, or intentionally cause any person to make, disparaging remarks about the other party.

DISPUTE RESOLUTION

13.

Except as provided in the MAA with respect to claims covered thereunder, the parties agree that all other claims between the parties shall be resolved exclusively by binding arbitration pursuant to the Federal Arbitration Act (“FAA”), and the laws of the State of New York (except to the extent preempted by the FAA). The parties agree that any dispute will be arbitrated in New York, New York or other location mutually agreed to by the parties, in accordance with the Employment Arbitration Rules & Procedures of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) including rules permitting each of the parties to seek expedited relief in arbitration before a single arbitrator. The parties agree that they shall split equally those expenses unique to arbitration unless prohibited by applicable law, and that each party shall bear each party’s own attorneys’ fees and legal costs, unless otherwise ordered by the arbitrator. The parties agree that the arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of New York to the claim(s) asserted, except to the extent preempted by ERISA or other federal law. The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims, and that failure to demand arbitration within the prescribed time period shall result in waiver of those claims. The parties agree that this arbitration agreement shall not apply to any claim that by law may not be arbitrated. I UNDERSTAND AND AGREE THAT BY AGREEING TO THE EXCLUSIVE RESOLUTION OF CLAIMS THROUGH BINDING ARBITRATION IN ACCORDANCE WITH THIS SECTION, I AM WAIVING MY RIGHTS TO BRING SUCH CLAIMS IN COURT, INCLUDING ANY RIGHT TO A JURY TRIAL. I UNDERSTAND AND AGREE THAT MY WAIVER OF MY RIGHTS TO BRING SUCH CLAIMS IN COURT INCLUDES, WITHOUT LIMITATION, MY WAIVER OF MY RIGHT TO BRING ANY CLAIMS FOR BENEFITS IN FEDERAL DISTRICT COURT. The parties agree that nothing in this Agreement is intended to limit the right of either party to seek equitable relief in a court of competent jurisdiction, including Xerox’s right to seek equitable relief if I breach or threaten to breach any of the provisions in Section 9, 10 or 12 of this Agreement. The parties agree that the rights and remedies provided herein are cumulative, and the exercise of any right or remedy, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the right to exercise any or all other rights and remedies. The parties agree that arbitral award determination shall be final and binding upon the parties.

[INTENTIONALLY LEFT BLANK]

ACKNOWLEGEMENT

14.

I acknowledge that I have carefully read and fully understand all of the terms and provisions of this Agreement, I have had a reasonable period of time to review it, I have had the right to consult with an attorney or other advisor of my choosing about the terms of this Agreement and the consequences of executing it, and I am knowingly and voluntarily signing this Agreement because it is satisfactory to me in all respects and settles all existing and potential claims.

15.

Pending approval of the Compensation and Human Capital Committee of the Board of Directors, I consent to amending all my RSU award agreements outstanding on the Resignation Date to provide continued vesting of all unvested RSUs until fully vested. I acknowledge that such continued vesting shall be in lieu of any other compensation I would otherwise receive as a member of the Board or as the Chair and member of the Board’s Integration Committee and is contingent upon my timely execution and non-recission of this General Release and my continued service as both a member of the Board and the Chair of the Integration Committee.

16.

This Agreement constitutes the complete and final agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between the parties regarding the subject matter hereof, including my participation in the Xerox Officer Severance Program and the Amended and Restated Severance Letter Agreement Providing Certain Benefits Upon Termination of Employment Following a Change in Control entered into between Xerox and me, dated October 28, 2022; provided, however, that nothing contained herein shall supersede the terms and conditions of any benefit plan, nondisclosure, confidentiality, or indemnification agreement, entered into prior to the Resignation Date, including any Confidentiality or Proprietary Information Agreement, or, any Indemnification Agreement entered into between Xerox and me, all which are incorporated herein by reference and shall survive any termination of the employment relationship between the parties.

17.

This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. Each party may deliver its executed counterpart by hand, courier, mail, or in pdf format by email.

XEROX CORPORATION

By:	/s/ Flor Colon

Acknowledged and Agreed to

By:	/s/ John G. Bruno
Officer Signature

Officer Name: John G. Bruno

Xerox Employee Number: 50570254

Date signed and returned to Xerox: August 14, 2024

EXHIBIT A

Name	John Bruno
EE# ID	50570264

Dates				PSU Performance		Prorations				Value[1]	Description

Grant Date	Full Term Vest Date (by tranche)	RSU Awards (by tranche)	PSU Awards (by tranche)	Performance Factor	Perf Shares Earned	No of Months between Grant Date to Term Date	No of Full Months Employed months in Full Term	Pro-ration %	RSUs and earned PSUs (based on assumptions)[2]	Estimated Value (Based on $4.20 share price)	Grant Detail

Restricted Shares
3/11/2025	3/11/2026	181,405				12	12	100%	181,405	$761,901	Annual 2025 RSU grant - 1st tranche
3/11/2025	6/11/2026	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant -2nd tranche
3/11/2025	9/11/2026	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant - 3rd tranche
3/11/2025	12/11/2026	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant - 4th tranche
3/11/2025	3/11/2027	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant - 5th tranche
3/11/2025	6/11/2027	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant - 6th tranche
3/11/2025	9/11/2027	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant - 7th tranche
3/11/2025	12/11/2027	45,357				3	3	100%	45,357	$190,499	Annual 2025 RSU grant - 8th tranche
3/11/2025	3/11/2028	45,358				3	3	100%	45,358	$190,504	Annual 2025 RSU grant - 9th tranche
		544,268							544,268	$2,285,926

3/11/2024	3/11/2025	71,125				36	36	100%	71,125	$298,725	Vested prior to termination date of 08-31-2025
3/11/2024	3/11/2026	71,125				36	36	100%	71,125	$298,725	Annual 2024 RSU grant - 2nd tranche
3/11/2024	3/11/2027	71,147				36	36	100%	71,147	$298,817	Annual 2024 RSU grant - 3rd tranche
		213,397							142,272	$597,542

1/18/2023	1/18/2024	35,378				36	36	100%	35,378	$148,588	Vested prior to termination date of 08-31-2025
1/18/2023	1/18/2025	35,379				36	36	100%	35,379	$148,592	Vested prior to termination date of 08-31-2025
1/18/2023	1/18/2026	36,450				36	36	100%	36,450	$153,090	Annual 2023 RSU grant - 3rd tranche
		107,207							36,450	$153,090

	Total RSUs	864,872							722,990	$3,036,558

Total Prorated Shares and Current Value									722,990	$3,036,558

Assumptions:
Term Reason:	Voluntary Termination - Resignation
Extended Term Date:	11-Mar-28
1. Value used for calculations:		$ 4.20	FMV Close 11-Aug-25
2. Totals excludes vested awards.

This document is for illustration purposes only; previously provided grant agreements govern each award.